AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation in the Annual Report on Form 10-K of ZST Digital Networks, Inc. of our report dated January 29, 2009, except for Note 6 which is dated April 15, 2009, relating to the financial statements of SRKP 18, Inc., in this Annual Report on Form 10-K of ZST Digital Networks, Inc. for the year ended December 31, 2008.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
April 15, 2009